                     VARIABLE ANNUITY REINSURANCE AGREEMENT




                         Effective Date of July 1, 1997




                                     Between




                 NORTH AMERICAN SECURITY LIFE INSURANCE COMPANY
                             (Boston, Massachusetts)




                                       and




                   CONNECTICUT GENERAL LIFE INSURANCE COMPANY
                             (Hartford, Connecticut)


-------------------------------------------------------------------------------
NO. AMERICAN SECURITY LIFE INS. COMPANY
VENTURE VANTAGE VARIABLE ANNUITY
EFFECTIVE JULY 1, 1997
TREATY NO. 103049                   -1-

                     VARIABLE ANNUITY REINSURANCE AGREEMENT

                                     between

                 NORTH AMERICAN SECURITY LIFE INSURANCE COMPANY

                                       and

                   CONNECTICUT GENERAL LIFE INSURANCE COMPANY

                                      INDEX
                                      -----

                                                       ARTICLE         PAGE
                                                       -------         ----
    Access to Records                                     XII            8
    Amounts at Risk                                        II            3
    Arbitration                                          XVII           11
    Automatic Excess Reinsurance                          III            4
    Claims                                                VII            6
    Currency                                              XIV            9
    DAC Tax Regulation Election                         XVIII           12
    Delays, Errors, or Omissions                         XIII            9
    Effective Date; Term and Termination                  XIX           12
    Extra Contractual Obligations                          IX            7
    Hold Harmless                                          XV           10
    Insolvency                                            XVI           10
    Liability of Connecticut General                       IV            4
    Litigation                                              X            8
    Notices                                                XX           15
    Offset                                                 XI            8
    Parties to the Agreement                                I            3
    Premium Accounting                                     VI            5
    Reinsurance Premiums                                    V            5
    Reserves                                             VIII            7

                                    SCHEDULES
                                    ---------
         A    Maximum Limits of Reinsurance in Connecticut General
         B    Policy Forms and Funds Subject to this Reinsurance Agreement
         C    Limits and Rules of NASL
         D    Reinsurance Premium Rates and Calculation Criteria
         E    Quarterly Reporting Format

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NO. AMERICAN SECURITY LIFE INS. COMPANY
VENTURE VANTAGE VARIABLE ANNUITY
EFFECTIVE JULY 1, 1997                - 2 -
TREATY NO. 103049

                     VARIABLE ANNUITY REINSURANCE AGREEMENT
                         (hereinafter called Agreement)

                                     between

                 NORTH AMERICAN SECURITY LIFE INSURANCE COMPANY
                            (hereinafter called NASL)

                                       and

                   CONNECTICUT GENERAL LIFE INSURANCE COMPANY
          (hereinafter called Connecticut General or CIGNA Reinsurance)



It is agreed by the two companies as follows:


                      ARTICLE I - PARTIES TO THE AGREEMENT

This Agreement shall be binding upon and shall inure solely to the benefit of NASL and Connecticut General. This Agreement shall not and is not intended to create any right or interest in any third party and shall not and is not intended to create any legal relationship between either party and any third party, including, without limitation, annuitants, insureds, certificate holders, employees, dependents, beneficiaries, policy owners, applicants or assignees under any policy or contract issued by NASL.


                          ARTICLE II - AMOUNTS AT RISK

A. The reinsurance death benefit is fifty (50) percent of the excess of the guaranteed minimum death benefit over the contract value. At issue, the guaranteed minimum death benefit is equal to the initial contract value. Refer to Schedule A for a detailed description of the guaranteed minimum death benefit.

B. The contract value represents the owner's invested assets in the funds in Schedule B as it appears in the records of NASL before application of any surrender charges, on any given date.

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NO. AMERICAN SECURITY LIFE INS. COMPANY
VENTURE VANTAGE VARIABLE ANNUITY
EFFECTIVE JULY 1, 1997                - 3 -
TREATY NO. 103049

                   ARTICLE III - AUTOMATIC EXCESS REINSURANCE

A. On and after the Effective Date of this Agreement, subject to the limit of Connecticut General's liability set forth in Schedule A and all other terms, conditions and limitations set forth in this Agreement and the Schedules attached to and made a part hereof, NASL shall cede and Connecticut General shall accept fifty (50) percent of NASL'S guaranteed death benefit liability under the Variable Annuity Contracts, as described in Article II A.

B. This Agreement covers only NASL'S liability for claims paid under Variable Annuity Contracts written on forms and investment in funds which were reviewed by Connecticut General prior to their issuance. Forms, as supplemented by additional materials, and funds available as of the date of this Agreement are listed on Schedule B. If NASL intends to cede to Connecticut General liability with respect to a new form or fund, or a revised version of an approved form or fund, it must provide to Connecticut General written notice of such intention together with a copy of the proposed form, fund or revision, and a revised Schedule B.

C. NASL shall provide written notice to Connecticut General of any changes in its published limits and rules identified on Schedule C, and Connecticut General shall have no liability pursuant to revised limits and rules unless and until Connecticut General provides written notice to NASL that such revised limits and rules are acceptable.


                  ARTICLE IV - LIABILITY OF CONNECTICUT GENERAL

Connecticut General's liability for reinsurance under this Agreement shall follow that of NASL in every case, and be subject in all respects to the general stipulations, terms, clauses, conditions, waivers and modifications of the Variable Annuity Contracts.

In no event shall Connecticut General have any reinsurance liability unless the Variable Annuity Contract issued by NASL is in force and the underwriting and issuance of coverage by NASL constitutes the doing of business in a state of the United States of America in which NASL is properly licensed and authorized to do business.

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NO. AMERICAN SECURITY LIFE INS. COMPANY
VENTURE VANTAGE VARIABLE ANNUITY
EFFECTIVE JULY 1, 1997                - 4 -
TREATY NO. 103049

                        ARTICLE V - REINSURANCE PREMIUMS

Premiums for reinsurance subject to the terms and conditions of this Agreement shall be paid on a quarterly basis. Such premiums shall be determined by the application of the rates set forth in Schedule D to the amount of reinsurance coverage provided for each annuity insured by NASL as calculated based on the criteria defined in Schedule D.

                         ARTICLE VI - PREMIUM ACCOUNTING

A. Reinsurance premiums shall be paid in advance on a Quarterly basis. On or before the Due Date (as defined in Paragraph B), NASL shall forward to Connecticut General its statement of account as set forth in Schedule E together with its remittance for the net amount due as shown therein as well as any premium adjustments from the prior quarter. If the statement shows a balance due NASL, Reinsurer shall remit that amount to NASL on or before the Remittance Date (the date occurring thirty days after the Due
     Date). If the amounts described in Article VI cannot be determined by the Due Dates set forth in Article VI, on an exact basis, such payments will be made with a generally agreed upon formula which will approximate the actual payments. Adjustments will then be made to reflect actual amounts when they become available.

B. For the purposes of this Agreement the Due Date for Reinsurer's receipt of the statement of account and premium due is the thirtieth day following the close of any reporting period. The payment of reinsurance premiums in accordance with the provisions herein shall be a condition precedent to the liability of Reinsurer for reinsurance covered by this Agreement. In the event that reinsurance premiums are not received by Reinsurer as of the Due Date following the close of the reporting period in which they fall due, Reinsurer will notify NASL that such premiums are due and unpaid, and NASL will remit the premium on or before the Remittance Date. In the event that the premiums are not paid by the Remittance Date, Reinsurer shall have the right to give NASL notice of termination of such reinsurance immediately.

C. If reinsurance is terminated as provided in paragraph B, and if all reinsurance premiums in default and any additional charges due in accordance with this Agreement, including such premiums and charges which may become in default are not paid by the Remittance Date, Reinsurer shall thereupon be relieved automatically of future liability under all reinsurance for which premiums and other charges remain unpaid. New and existing Reinsurance for which premiums subsequently fall due will terminate automatically if reinsurance premiums are not paid when due as provided in paragraph B of this Article. The reinsurance so terminated may be reinstated at any time within sixty days of the date of termination upon payment of all reinsurance premiums and other charges in arrears; but in the event of such reinstatement, Reinsurer shall have no liability in connection with any claims incurred between the date of

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NO. AMERICAN SECURITY LIFE INS. COMPANY
VENTURE VANTAGE VARIABLE ANNUITY
EFFECTIVE JULY 1, 1997                - 5 -
TREATY NO. 103049
     termination and the date of reinstatement of the reinsurance without prior written consent of the Reinsurer.

D. Not withstanding termination of reinsurance as provided herein, NASL shall continue to be liable to Reinsurer for all unpaid reinsurance premiums earned by Reinsurer under this Agreement. Such premiums are subject to an annual interest charge as specified in Article XIX.

                              ARTICLE VII - CLAIMS

NASL is solely responsible for payment of its claims under the Policies identified on Schedule B.

NASL shall provide written notice to Connecticut General of any Claim which may impact the reinsurance coverage under this Agreement within thirty (30) calendar days of receipt of notification of Claim. NASL shall also provide prompt notice to Connecticut General of all subsequent significant developments relating to such Claim. Inadvertent oversight or omission in the provision of such notice shall not relieve Connecticut General of liability provided NASL informs Connecticut General of such oversight or omission promptly upon its discovery.

NASL shall provide Connecticut General with proof of claim, proof of claim payment and any other claim documentation requested by Connecticut General in accordance with Schedule E. Payment of reinsurance shall be made by Connecticut General in one sum regardless of the method of payment by NASL and within thirty
(30) calendar days following receipt of required claim documentation.

NASL shall notify Connecticut General of its intention to contest or deny a claim which may involve the reinsurance coverage under this Agreement before any notice of contest or denial is provided to the claimant. Connecticut General shall then have thirty (30) calendar days within which to advise NASL whether it agrees that the claim should be contested or denied. If Connecticut General does not agree that the claim should be contested or denied, then it shall pay to NASL the full amount of the reinsurance on the risk reinsured, as set forth in this Agreement, and Connecticut General shall have no further obligation in respect to such claim. If Connecticut General agrees that the claim should be contested or denied, then Connecticut General shall pay its share of the following in accordance with its share of liability as set forth in this
Agreement:

      - Expenses incurred by NASL in investigating, contesting litigating or otherwise resisting the Claim, excluding salaries and expenses of employees, officers and agents of NASL and ordinary expenses of NASL, and costs of third party administrators acting on behalf of NASL; and

      -    Interest which is paid by NASL in respect of the Claim.

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NO. AMERICAN SECURITY LIFE INS. COMPANY
VENTURE VANTAGE VARIABLE ANNUITY
EFFECTIVE JULY 1, 1997                - 6 -
TREATY NO. 103049

If the denial of a Claim results in an award verdict or judgment against NASL, where Connecticut General has agreed with the claim denial and NASL intends to appeal the verdict or judgment, written notice of the intention to appeal shall be provided to Connecticut General. Connecticut General shall be entitled at that time to pay its share of the judgment, together with any expenses and interest as set forth above, and to have no further obligation in connection with such Claim. If Connecticut General does not pay its share of the judgment and any expenses and interest due at that time, Connecticut General shall pay its share of the expenses associated with the appeal of the judgment or verdict, together with its share of any additional interest charges that may accrue during the appeal.

                             ARTICLE VIII - RESERVES

The reserve held by Connecticut General for reinsurance of the variable annuity death benefit will be determined in accordance with the NAIC Actuarial Guideline XXXIV, but in no event less than the recognized statutory required reserve.


                   ARTICLE IX - EXTRA CONTRACTUAL OBLIGATIONS

A. In no event shall Connecticut General be liable for extra contractual damages (whether they constitute Compensatory damages, Statutory penalties, Exemplary or Punitive damages) which are awarded against NASL as a result of an act, omission or course of conduct by NASL in connection with policies subject to this Agreement, unless Connecticut General shall have received notice in writing of and concurred with the actions taken or not taken by NASL which led to its liability, in which case Connecticut General shall pay its share of such liability. For this purpose, Connecticut General's share shall be proportionate with its risk under the business reinsured hereunder.

B.    The following definitions shall apply:

     (1) Punitive damages and Exemplary damages are those damages awarded as a penalty, the amount of which is not governed nor fixed by statute.

     (2) Statutory penalties are those amounts which are awarded as a penalty but fixed in amount by statute.

     (3) Compensatory damages are those amounts awarded to compensate for the actual damages sustained and are not awarded as a penalty nor fixed in amount by statute.

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NO. AMERICAN SECURITY LIFE INS. COMPANY
VENTURE VANTAGE VARIABLE ANNUITY
EFFECTIVE JULY 1, 1997                - 7 -
TREATY NO. 103049

                             ARTICLE X - LITIGATION

In the event of any action brought against NASL under any Underlying Annuity Contract that is subject to the terms and conditions of this Agreement, NASL shall provide a copy of such action and written notice of such action within ten
(10) business days to Connecticut General. If Connecticut General is a party to action brought against NASL, NASL shall seek agreement by Connecticut General on the selection and appointment of local counsel to represent NASL in such action.


                               ARTICLE XI - OFFSET

Either party shall have, and may exercise at any time and from time to time, the right to offset any balance or amounts whether on account of premiums or on account of losses or otherwise, due from one party to the other under the terms of this Agreement. However, in the event of insolvency of NASL subject to the provisions of Article XVI, offset shall only be allowed in accordance with the statutes and/or regulations of the state having jurisdiction over the insolvency.


                         ARTICLE XII - ACCESS TO RECORDS


NASL and Connecticut General, or its duly authorized representative, shall have access at any reasonable time during regular business hours, to all records of the other, including the right to photocopy and retain copies of such documents, which reasonably pertain in any way to this Agreement. Books and records shall be maintained in accordance with prudent standards of insurance company record keeping and must be retained for a period of at least seven (7) years from the date of creation. Within one hundred and fifty (150) days following the end of each calendar year, NASL and Connecticut General will provide each office with copies of their respective audited financial statements.

NASL and Connecticut General may come into the possession or knowledge of Confidential Information of the other in fulfilling obligations under this Agreement. Each party agrees to hold such confidential information in the strictest confidence and to take all reasonable steps to ensure that such Confidential Information is not disclosed in any form by any means by each of them or by any of its employees to third parties of any kind, other than attorneys, accountants, other consultants or retrocessionairs having an interest in such information, except by advance written authorization by an officer of the authorizing party; provided, however, that either party will be deemed to have satisfied its obligations as to the Confidential Information by protecting its confidentiality in the same manner that such party protects its own proprietary or confidential

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NO. AMERICAN SECURITY LIFE INS. COMPANY
VENTURE VANTAGE VARIABLE ANNUITY
EFFECTIVE JULY 1, 1997                - 8 -
TREATY NO. 103049
information of like kind which shall be at least a reasonable manner. "Confidential Information" means any information which (1) is not generally available to or known by the public, or (2) has not been lawfully obtained or developed by either party independently and not in violation of this Agreement or from any source other than the other party, provided that such source is not bound by a duty of confidentiality to such other party, and which consists of:

A. Information or knowledge about each party's products, processes, services, finances, customers, research, computer programs, marketing and business plans, claims management practices; and

B. Any medical or other personal, individually identifiable information about people or business entities with whom the parties do business, including customers, prospective customers, vendors, suppliers, individuals covered by insurance plan, and each party's producers and employees.

                   ARTICLE XIII - DELAYS, ERRORS OR OMISSIONS

No accidental delay, errors or omissions on the part of NASL shall relieve Connecticut General of liability provided immediate notice of such delay, errors or omissions is provided to Connecticut General and are rectified as soon as possible after discovery. However, Connecticut General shall not be liable with respect to any reinsurance which may have been inadvertently included in the premium computation but which ought not to have been included by reason of the terms and conditions of this Agreement. Such inadvertent premium payments shall be returned. Adjustment(s) of premiums payable and claims incurred as a result of delay, errors or omissions shall be limited to the year in which they are discovered and the calendar year prior to such discovery.

It is expressly understood and agreed that if failure to comply with any terms of this Agreement is shown to be unintentional or the result of a misunderstanding or oversight on the part of either party, both parties shall be restored to the position they would have occupied had no such error or oversight occurred, subject always to the correction of the error or oversight.

                             ARTICLE XIV - CURRENCY

All retentions and limits hereunder are expressed in United States dollars and all premium and loss payments shall be made in United States currency. For the purposes of this Agreement, amounts paid or received by Connecticut General in any other currency shall be converted into United States dollars at the rates of exchange on the date such transactions are entered on the books of Connecticut General.

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NO. AMERICAN SECURITY LIFE INS. COMPANY
VENTURE VANTAGE VARIABLE ANNUITY
EFFECTIVE JULY 1, 1997                - 9 -
TREATY NO. 103049

                           ARTICLE XV - HOLD HARMLESS

A. Connecticut General shall indemnify and hold NASL harmless from any and all liability, loss, damage, fines, punitive damages, penalties and costs, including expenses and attorney's fees, which results from any negligence or willful misconduct of Connecticut General in fulfilling its duties and obligations under this Agreement or which results from any action which exceeds its authority under this Agreement.

B. NASL shall indemnify and hold Connecticut General harmless from any and all liability, loss, damage, fines, punitive damages, penalties and costs, including expenses and attorney's fees, which results from any negligence or willful misconduct of NASL in fulfilling its duties and obligations under this Agreement or which results from any action which exceeds its authority under this Agreement.


                            ARTICLE XVI - INSOLVENCY

In the event of insolvency of NASL, the reinsurance under this Agreement shall be payable directly by Connecticut General to NASL or to its liquidator, receiver, conservator or statutory successor on the basis of Connecticut General's liability to NASL without diminution because of the insolvency of NASL or because the liquidator, receiver, conservator or statutory successor of NASL has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of NASL shall give prompt written notice to Connecticut General of the pendency of a claim against NASL within a reasonable time after such claim is filed in the receivership, conservation, insolvency or liquidation proceeding and that during the pendency of such claim, Connecticut General may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that it may deem available to NASL or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by Connecticut General shall be chargeable, subject to the approval of the Court, against NASL as part of the expense of conservation or liquidation to the extent of a pro-rata share of the benefit which may accrue to NASL solely as a result of the defense undertaken by Connecticut General.

Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by NASL.

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NO. AMERICAN SECURITY LIFE INS. COMPANY
VENTURE VANTAGE VARIABLE ANNUITY
EFFECTIVE JULY 1, 1997                - 10 -
TREATY NO. 103049

                           ARTICLE XVII - ARBITRATION

A. As a condition precedent to any right of action hereunder, any dispute between the parties with respect to the interpretation of this Agreement or any right, obligation or liability of either party, whether such dispute arises before or after termination of this Agreement, shall be submitted to arbitration upon the written request of either party. Each party shall select an arbitrator within thirty (30) days of the written request for arbitration. If either party refuses or neglects to appoint an arbitrator within thirty (30) days of the written request for arbitration, the other party may appoint the second arbitrator. The two arbitrators shall select an umpire within thirty (30) days of the appointment of the second arbitrator. If the two arbitrators fail to agree on the selection of the umpire within thirty (30) days of the appointment of the second arbitrator, each arbitrator shall submit to the other a list of three umpire candidates, each arbitrator shall select one name from the list submitted by the other and the umpire shall be selected from the two names chosen by a lot drawing procedure to be agreed upon by the arbitrators.

B. The arbitrators and the umpire all shall be active or retired, disinterested executive officers of insurance or reinsurance companies.

C. The arbitration panel shall interpret this Agreement as an honorable engagement rather than merely as a legal obligation and shall make its decision considering the custom and practice of the applicable insurance and reinsurance business. The arbitration panel is released from judicial formalities and shall not be bound by strict rules of procedure and evidence.

D. The decision of the arbitration panel shall be final and binding on both parties. The arbitration panel may, at its discretion, award costs and expenses as it deems appropriate, including, but not limited to, attorneys' fees, interest and punitive damages. Judgment may be entered upon the final decision of the arbitration panel in any court of competent jurisdiction.

E. All meetings and hearings before the arbitration panel shall take place in Worcester, Massachusetts unless some other place is mutually agreed upon by both parties or ordered by the panel.

F. In the absence of a decision to the contrary by the arbitration panel, each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the expense of the umpire and of the arbitration.

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NO. AMERICAN SECURITY LIFE INS. COMPANY
VENTURE VANTAGE VARIABLE ANNUITY
EFFECTIVE JULY 1, 1997                - 11 -
TREATY NO. 103049

                   ARTICLE XVIII - DAC TAX REGULATION ELECTION

Connecticut General and NASL hereby agree to make an election pursuant to Internal Revenue Code Regulation Section 1.848-2(g)(8). This election shall be effective for all taxable years for which the Reinsurance Agreement remains in effect.

The terms used in this article are defined by reference to Regulation Section 1.848-2 promulgated on December 28, 1992.

Connecticut General and NASL agree that the entity with net positive consideration for the reinsurance agreement for each taxable year will capitalize specified policy acquisition expenses with respect to the reinsurance agreement without regard to the general deductions limitation of Section 848(c)(1) of the Internal Revenue Code of 1986, as amended.

Connecticut General and NASL agree to exchange information pertaining to the amount of net consideration under the reinsurance agreement each year to ensure consistency. To achieve this, NASL shall provide Connecticut General with a schedule of its calculation of the net consideration for all reinsurance agreements in force between them for a taxable year by no later than April 30 of the succeeding year. Connecticut General shall advise NASL if it disagrees with the amounts provided by no later than May 31, otherwise the amounts will be presumed correct and shall be reported by both parties in their respective tax returns for such tax year. If Connecticut General contests NASL'S calculation of the net consideration, the Parties agree to act in good faith to resolve any differences within thirty (30) days of the date Connecticut General submits its alternative calculation and report the amounts agreed upon in their respective tax returns for such tax year.

Connecticut General represents and warrants that it is subject to U.S. taxation under either Subchapter L or Subpart F of Part III of Subchapter N of the Internal Revenue Code of 1986, as amended.

                ARTICLE XIX EFFECTIVE DATE; TERM AND TERMINATION

A. The effective date of this Agreement is July 1, 1997. This Agreement remains effective for all annuity contracts subject to this Agreement written by NASL through June 30, 1998, unless terminated pursuant to the paragraphs listed below:

B. Either Connecticut General or NASL shall have the option of terminating this agreement with one hundred and eighty (180) days written notice to the other party for new business anytime on or after June 30, 1998.

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NO. AMERICAN SECURITY LIFE INS. COMPANY
VENTURE VANTAGE VARIABLE ANNUITY
EFFECTIVE JULY 1, 1997                - 12 -
TREATY NO. 103049

C. Once each calendar year, NASL shall have the option to recapture existing contracts beginning with the fifteenth (15) anniversary of their reinsurance hereunder. If NASL elects to recapture, 1/3 of the contracts can be recaptured in the first year eligible, 1/2 of the remaining contracts can be recaptured in the second year, and the balance of the contracts can be recaptured in the third year. Recapture must be made on an issue year basis beginning with the earliest issue year. Recapture cannot occur on contracts with later issue years until all contracts with earlier issue dates have been recaptured.

D. Upon delivery of sixty (60) days written notice to NASL, Connecticut General shall have the option of terminating this Agreement for new business within sixty (60) days of the happening of any of the following events:

     (1)  NASL's A. M. Best rating is reduced to a "C" or lower.

     (2) NASL's parent company is placed upon a "watch list" by its domiciliary state's insurance regulators;

     (3) An order appointing a receiver, conservator or trustee for management of NASL is entered or a proceeding is commenced for rehabilitation, liquidation, supervision or conservation of NASL;

     (4) NASL is merged, purchased or there is any other material change in the NASL organization which directly impacts the reinsurance coverage provided in this Agreement;

     (5) The Securities and Exchange Commission revokes the licenses of NASL to conduct business.

E. Connecticut General shall have the option of terminating this Agreement for new and existing business should NASL fail to pay premium in accordance with Article V and VI. If, during the sixty (60) days notice period, the Reinsurer receives all premiums in arrears and all premiums which may become due within the sixty (60) days notice period, the notice of termination shall be deemed withdrawn. In the event of termination under this paragraph, this Agreement may be reinstated upon the written consent of the Reinsurer if, at any time within sixty (60) days of termination, NASL pays and the Reinsurer receives all premiums due with interest thereon and payable up to the date of reinstatement. (Please refer to paragraph K below for the interest calculation description)

F. Upon delivery of sixty (60) days written notice to Connecticut General, NASL shall have the option of terminating this Agreement for new business within sixty (60) days of the happening of any of the following events:

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NO. AMERICAN SECURITY LIFE INS. COMPANY
VENTURE VANTAGE VARIABLE ANNUITY
EFFECTIVE JULY 1, 1997                - 13 -
TREATY NO. 103049

     (1)  Connecticut General's A. M. Best rating is reduced to a "C" or lower;

     (2) Connecticut General is placed upon a "watch list" by its domiciliary state's insurance regulators;

     (3) An order appointing a receiver, conservator or trustee for management of Connecticut General is entered or a proceeding is commenced for rehabilitation, liquidation, supervision or conservation of Connecticut General;

     (4) Connecticut General is merged, purchased or there is any other material change in Connecticut General's organization which directly impacts the reinsurance coverage provided in this Agreement;

     (5) Failure by Connecticut General to pay reinsurance death benefits in accordance with Article II. If, during the sixty (60) days notice period, NASL receives all reinsurance death benefits in arrears, the notice of termination shall be deemed withdrawn. In the event of termination under this paragraph, this Agreement may be reinstated upon the written consent of NASL if, at any time within sixty (60) days of termination, the Reinsurer pays and NASL receives all reinsurance death benefits due with interest thereon and payable up to the date of reinstatement. (Please refer to paragraph K below for the interest calculation description)

G. If this Agreement is terminated for new and existing business, Connecticut General shall be relieved of all liability to NASL for claims incurred following the termination date of this Agreement under such Underlying Annuity Contracts issued by NASL, and

H. If this Agreement is terminated for new business only, Connecticut General will remain liable, after termination, in accordance with the terms and conditions of this Agreement, with respect to all reinsurance effective prior to termination of the Agreement.

I. Both parties shall continue to be entitled to all offset credits provided by Article XI up to the effective date of termination.

J. NASL shall not have the right to assign or transfer any portion of the rights, duties and obligations of NASL under the terms and conditions of this Agreement without the written approval of Connecticut General.

K. In the event of reinstatement as described in paragraph E and F above, there will be an interest charge at the three (3) month LIBOR Rate (as published in the Wall Street Journal), plus .01, determined on the first business day following the end of the 60 day notice period. The settlement is considered overdue at the end of the 60 day notice period and interest shall commence from the overdue date.

--------------------------------------------------------------------------------

NO. AMERICAN SECURITY LIFE INS. COMPANY
VENTURE VANTAGE VARIABLE ANNUITY
EFFECTIVE JULY 1, 1997                - 14 -
TREATY NO. 103049

                              ARTICLE XX - NOTICES

All notices required to be given hereunder shall be in writing and shall be deemed delivered if personally delivered, sent via facsimile, or dispatched by certified or registered mail, return receipt requested, postage prepaid, addressed to the parties as follows:

                Richard C. Hirtle
                Vice President, Treasurer
                North American Security Life Insurance Company
                P.O. Box 9230
                Boston, MA  02205-9230
                Phone No. (617) 266-6008 (x253)        Fax No. (617) 437-6849


              Inger S. Harrington, FSA
              Assistant Vice President and Actuary
              CIGNA Reinsurance
              800 Cottage Grove Road
              Hartford, CT  06152-4026
              Phone No. 860.726.4516        Fax No. 860.726.3153

Notice shall be deemed given on the date it is received in the mail or sent via facsimile in accordance with the foregoing. Any party may change the address to which to send notices by notifying the other party of such change of address in writing in accordance with the foregoing.


--------------------------------------------------------------------------------

NO. AMERICAN SECURITY LIFE INS. COMPANY
VENTURE VANTAGE VARIABLE ANNUITY
EFFECTIVE JULY 1, 1997                - 15 -
TREATY NO. 103049

The text of this Agreement and all Exhibits, Schedules and Amendments are considered to be the entire contract between the parties. There are no other understandings or agreements between the parties regarding the policies reinsured other than as expressed in this Agreement. Either party may make changes or additions to this Agreement, but they will not be considered to be in effect unless they are made by means of a written amendment which has been signed by both parties.

In witness whereof, the parties hereto have caused this Agreement to be signed in duplicate on the dates indicated to be effective as of the date specified above.


                                  NORTH AMERICAN SECURITY LIFE INSURANCE COMPANY

                                               By:______________________________

                                               Date:______________________, 19__


                                      CONNECTICUT GENERAL LIFE INSURANCE COMPANY

                                               By:______________________________

                                               Date:______________________, 19__


--------------------------------------------------------------------------------

NO. AMERICAN SECURITY LIFE INS. COMPANY
VENTURE VANTAGE VARIABLE ANNUITY
EFFECTIVE JULY 1, 1997                - 16 -
TREATY NO. 103049

                                   SCHEDULE A

              Maximum Limits of Reinsurance in Connecticut General

Connecticut General requires prior notification of any annuity purchase in excess of $5,000,000.00 per annuitant/owner. Upon receipt of such notification, Connecticut General then has the obligation to notify NASL within 15 days of its decision to accept or not accept the reinsurance risk for such an annuity purchase. Should Connecticut General not respond within 15 days, it shall be deemed that Connecticut General does not agree to accept such risk. In no event shall Connecticut General's share of risk exceed $5,000,000 per contract without prior written approval from Connecticut General.

The purchase amount is the sum of all premium contributions less withdrawals in the contract. For purchase amounts in excess of the maximum, Connecticut General's death benefit liability will be reduced by the ratio of purchase amounts in excess of the maximum to the total purchase amounts.


                        Guaranteed Minimum Death Benefit

The Guaranteed Minimum Death Benefit (GMDB) reinsured hereunder shall be limited to 50% of all new issues and shall be determined as follows:

The death benefit will be paid if the contract owner dies during the first nine contract years and shall be the greater of:

     (A) the contract value less any payment enhancements applied in the 12 month period prior to the date of death, or

     (B) the excess of (i) the sum of all purchase payments less any payment enhancements applied in the 12 month period prior to the date of death over (ii) the sum of any amounts deducted in connection with partial withdrawals.

The death benefit will be paid if the contract owner dies after the ninth contract year and shall be the greater of:

     (A) the contract value less any payment enhancements applied in the 12 month period prior to the date of death or

     (B) the excess of (i) the sum of all purchase payments less any payment enhancements applied over (ii) the sum of any amounts deducted for partial withdrawals or

     (C) the death benefit on the last day of the ninth contract year, plus the sum of all purchase payments made and any amount deducted in connection with partial withdrawals since then and less any payment enhancements applied in the 12 month period prior to the date of death.


--------------------------------------------------------------------------------

NO. AMERICAN SECURITY LIFE INS. COMPANY
VENTURE VANTAGE VARIABLE ANNUITY
EFFECTIVE JULY 1, 1997             SCHEDULE A
TREATY NO. 103049

                                   SCHEDULE B

            Contracts and Funds Subject to this Reinsurance Agreement

Form
Number*                     Policy Description                         Date
-------                     ------------------                         ----

VTG20.PRO797                Venture Vantage, Combination Fixed         7/23/97
                            and Variable Annuity


* Includes all state variations


Fund
Date                                Fund/Portfolio Description
----                                --------------------------

          Pacific Rim Emerging Markets Trust          Equity-Income Trust
          Science & Technology Trust                  Balanced Trust
          International Small Cap Trust               Aggressive Asset Allocation Trust
          Emerging Growth Trust                       High Yield Trust
          Pilgrim Baxter Growth Trust                 Moderate Asset Allocation Trust
          Small/Mid Cap Trust                         Conservative Asset Allocation Trust
          International Stock Trust                   Strategic Bond Trust
          Worldwide Growth Trust                      Global Government Bond Trust
          Global Equity Trust                         Capital Growth Bond Trust
          Growth Trust                                Investment Quality Bond Trust
          Equity Trust                                U.S. Government Securities Trust
          Quantitative Equity Trust                   Money Market Trust
          Equity Index Trust                          Lifestyle Aggressive 1000 Trust
          Blue Chip Growth Trust                      Lifestyle Growth 820 Trust
          Real Estate Securities Trust                Lifestyle Balanced 640 Trust
          Value Trust                                 Lifestyle Moderate 460 Trust
          International Growth and Income Trust       Lifestyle Conservative 280 Trust
          Growth and Income Trust


--------------------------------------------------------------------------------

NO. AMERICAN SECURITY LIFE INS. COMPANY
VENTURE VANTAGE VARIABLE ANNUITY
EFFECTIVE JULY 1, 1997             SCHEDULE B
TREATY NO. 103049

                                   SCHEDULE C

                            Limits and Rules of NASL

1) NASL will determine the Guaranteed Minimum Death Benefit for each deceased within seven (7) working days of receipt of written notice of death, as well as all required claim forms.

2)   The maximum purchase payment without company approval is $1,000,000.

3)   The minimum initial purchase payment is $10,000.

4) The maximum maturity date is the first day of the month following the later of the 85th birthday of the owner or the tenth contract anniversary.


--------------------------------------------------------------------------------

NO. AMERICAN SECURITY LIFE INS. COMPANY
VENTURE VANTAGE VARIABLE ANNUITY
EFFECTIVE JULY 1, 1997             SCHEDULE C
TREATY NO. 103049

                                   SCHEDULE D
                              Reinsurance Premiums

1. The reinsurance premiums shall be based on the owner's age at the end of each quarter. NASL shall determine the owner's age at the time it prepares the quarterly exposure data submission for the variable annuity guaranteed death benefit, as set forth in Schedule E, attached hereto.

2. The Adjusted Aggregate Contract Value is the sum of the contract values in all of NASL'S variable annuities subject to this Agreement, minus contract values attributable to amounts in excess of the maximum purchase amounts listed in Schedule A.

3. The amount at risk each quarter will be calculated as the reinsurance death benefit for each variable annuity contract covered under this agreement. For determining the amount at risk, the guaranteed minimum death benefit and the contract value are calculated as the average of the values at the end of the current quarter and the end of the prior quarter. The amount at risk cannot fall below zero

4. The premium over each calendar quarter will be no more than fifty (50) percent of the Age Adjusted Aggregate Contract Values times one quarter (1/4) of the maximum premium amount. The actual quarterly premium is a fund/exposure based charge subject to a minimum or maximum determined as basis points (bps) of account value. Fund based charges, expressed as an annual rate are as follows:

                   Reinsurance       Attained Ages 0-69          Attained Ages 70+
                    Coverage         Min.           Max.         Min.          Max.
                    --------         -------------------         ------------------

                Until Termination     1.2 bps - 5.2 bps          4.4 bps - 12.0 bps

                       Quarterly Reinsurance Premium Rates
                       Exposure Based - Per $1,000 Exposed

                     Ages Unisex
                     -----------
              less than 35                      $ 0.19
                        35-39                     0.25
                        40-44                     0.37
                        45-49                     0.63
                        50-54                     1.15
                        55-59                     2.02
                        60-64                     3.21
                        65-69                     5.52
                        70-74                     9.54
                        75-79                    15.40
                        80-84                    25.20
                        85-89                    38.20


--------------------------------------------------------------------------------

NO. AMERICAN SECURITY LIFE INS. COMPANY
VENTURE VANTAGE VARIABLE ANNUITY
EFFECTIVE JULY 1, 1997             SCHEDULE D
TREATY NO. 103049

                                   SCHEDULE E

                           Quarterly Reporting Format


1. Following the end of each calendar quarter, the Quarterly Input Page, Fund/Exposure-Based exhibit (Schedule E-2) and the Quarterly Transaction Summary (Schedule E-1) or an exhibit of similar form must be prepared for each Qualified plan and Non-Qualified plan separately.

2. The tabulation should be on an Adjusted Basis, which requires omission of excess contract values due to an issue amount in excess of $5 million.

3. The tabulation is on a seriatim basis, with each contract contributing toward the totals for both exposure and aggregate contract value.

4. The tabulation is necessary to assess the correct amount at risk for accurate calculation of reinsurance premium. NASL can choose to report values a) as weighted averages during the quarter, or b) as of the end of the quarter. This election must be denoted on the submission.

5. At year end reporting, a tabulation of exposures by age based on a percentage decrease in account value by fund type as specified by the NAIC must be submitted for reserve purposes.


--------------------------------------------------------------------------------

NO. AMERICAN SECURITY LIFE INS. COMPANY
VENTURE VANTAGE VARIABLE ANNUITY
EFFECTIVE JULY 1, 1997             SCHEDULE E
TREATY NO. 103049